AT&T Reports Fourth-Quarter and Full-Year Results

Fourth-Quarter Consolidated Results
•Consolidated revenues of $41.0 billion
•Reported EPS of $0.69 compared to ($1.95) in the year-ago quarter, which included non-cash charges
•Adjusted EPS of $0.78 compared to $0.75 in the year-ago quarter
•Cash from operations of $11.3 billion
•Capital expenditures of $3.8 billion; gross capital investment1 of $4.9 billion and cash content spend of $4.6 billion
•Free cash flow2 of $8.7 billion

Full-Year Consolidated Results
•Consolidated revenues of $168.9 billion
•Reported EPS of $2.76 compared to ($0.75) in the prior year, which included non-cash charges
•Adjusted EPS of $3.40 compared to $3.18 in the prior year
•Cash from operations of $42.0 billion
•Capital expenditures of $16.5 billion; gross capital investment1 of $21.6 billion
•Free cash flow2 of $26.8 billion; total dividend payout ratio3 of 56%

Note: AT&T’s fourth-quarter earnings conference call will be webcast at 8:30 a.m. ET on Wednesday, January 26, 2022. The webcast and related materials will be available on AT&T’s Investor Relations website at https://investors.att.com.

DALLAS, January 26, 2022 — AT&T Inc. (NYSE:T) reported fourth-quarter results that showed continuing customer growth in wireless, fiber and HBO Max. For the full year, AT&T continued to lead the industry in postpaid phone net adds, gaining more subscribers than in the prior 10 years combined; added more than 1 million fiber subscribers — the fourth consecutive year in which it has added 1 million or more subscribers; and surpassed the high end of its guidance for global HBO Max and HBO subscribers with nearly 74 million subscribers at the end of 2021.

“A year and a half ago, we began simplifying our business to reposition AT&T for growth and we’re extremely pleased with how we’ve executed on that commitment,” said John Stankey, AT&T CEO. “We ended 2021 the way we started it – by growing our customer relationships, running our operations more effectively and efficiently, and sharpening our focus. Our momentum is strong and we’re confident there is more opportunity to continue to grow our customer base and drive costs from the business.

“We’re at the dawn of a new age of connectivity. Our focus now is to be America’s best connectivity provider and also ensure our media assets are positioned to grow and truly become a global media distribution leader. Once we do this, we’ll unlock the true value of these businesses and provide a great opportunity for shareholders.”

Fourth-Quarter Highlights

Communications
•Mobility:
◦884,000 postpaid phone net adds; 3.2 million for full year
◦1.3 million postpaid net adds; 4.5 million for full year
◦Postpaid phone churn of 0.85%, 0.76% for full year
◦Revenues up 5.1%; service revenues up 4.6%; equipment revenues up 6.2%
◦Operating income of $5.4 billion, up 5.2% year over year; EBITDA4 up 4.3%
◦Operating income margin of 25.3%; EBITDA service margin5 50.5%

•Business Wireline:
◦Operating income margin of 15.2%; EBITDA margin4 37.5%, up 50 basis points due to cost efficiencies

•Consumer Wireline:
◦271,000 AT&T Fiber net adds; 1.0 million for full year
◦Revenues up 1.4%; broadband revenues up 5.4% with ARPU growth of 4.2%

WarnerMedia
•Total global HBO Max and HBO subscribers6 of 73.8 million, up 13.1 million year over year; domestic subscribers7 of 46.8 million, up 5.3 million for full year
•Domestic HBO Max and HBO subscriber ARPU8 of $11.15
•Total revenues up 15.4% in fourth quarter to $9.9 billion
•Direct-to-Consumer subscription revenues up 11.5% in fourth quarter

Consolidated Financial Results
Consolidated revenues for the fourth quarter totaled $41.0 billion versus $45.7 billion in the year-ago quarter, down 10.4% reflecting the impact of divested businesses, mainly U.S. Video in the third quarter and Vrio in the fourth quarter, and lower Business Wireline revenues. Decreases were partially offset by higher WarnerMedia revenues, including a partial recovery from prior-year pandemic impacts, and higher Mobility and Consumer Wireline revenues. Excluding impacts of the U.S. Video business and Vrio from both quarters, consolidated revenues totaled $40.6 billion9 compared to $39.0 billion in the year-ago quarter.

Operating expenses were $35.7 billion versus $56.4 billion in the year-ago quarter. Expenses declined due to $16.4 billion of non-cash asset impairments in the prior year, the separation of the U.S. Video operations, and impacts of Vrio and other divested businesses. These declines were partially offset by higher WarnerMedia programming, marketing and selling costs, and higher domestic wireless equipment costs, including 3G network shutdown costs. Additionally, depreciation and amortization expense was $1.3 billion lower year over year, largely due to the impairments of long-lived assets taken in 2020 and ceasing depreciation and amortization of held-for-sale businesses.

Operating income (loss) was $5.3 billion versus ($10.7) billion in the year-ago quarter primarily due to non-cash asset impairments in the prior year. When adjusting for merger-amortization costs and other items, adjusted operating income was $6.6 billion10 versus $7.8 billion in the year-ago quarter. Adjusted operating income was comparable when excluding the U.S. Video business and Vrio from both quarters.

Fourth-quarter net income (loss) attributable to common stock was $5.0 billion, or $0.69 per diluted common share, versus ($13.9) billion, or ($1.95) per common share in the year-ago quarter. Adjusting for $0.09, which includes merger-amortization costs, a proportionate share of intangible amortization at the DIRECTV equity method investment, an actuarial gain on benefit plans, and other items, earnings per diluted common share was $0.78 compared to $0.75 in the year-ago quarter.

Cash from operating activities was $11.3 billion, up $1.2 billion year over year, including content spend of $4.6 billion. Capital expenditures were $3.8 billion in the quarter. Gross capital investment totaled $4.9 billion, which includes $0.6 billion of cash payments for vendor financing and excludes $0.5 billion of FirstNet reimbursements. Free cash flow, including $1.3 billion of distributions from DIRECTV classified as investing activities, was $8.7 billion for the quarter. Net debt decreased by $1.7 billion sequentially, and net debt-to-adjusted EBITDA at the end of the fourth quarter was 3.22x.11

Full-Year Results
For full-year 2021 when compared with 2020 results, AT&T's consolidated revenues totaled $168.9 billion versus $171.8 billion, reflecting the separation of the U.S. Video business in the third quarter of 2021, and the impacts from other divested businesses. These decreases were partially offset by higher revenues in WarnerMedia and Communications. Excluding impacts of U.S. Video and Vrio from both years, consolidated revenues totaled $153.2 billion9 compared to $144.6 billion in 2020.

Operating expenses were $145.5 billion in 2021 compared with $165.4 billion in 2020. Expenses declined due to $14.0 billion lower non-cash asset impairments year over year, a partial year of U.S. Video in 2021, and impacts of other divested businesses. These declines were partially offset by higher WarnerMedia programming, marketing and selling costs, and higher domestic wireless equipment costs. Additionally, depreciation and amortization expense was $5.7 billion lower year over year, largely due to the impairments of long-lived assets taken in 2020 and ceasing depreciation and amortization of held-for-sale businesses.

Operating income was $23.3 billion compared to $6.4 billion in the prior year, and operating income margin was 13.8% versus 3.7%. With adjustments for both years, operating income was $32.8 billion10 versus $34.1 billion in 2020, and operating income margin was 19.4% versus 19.8%. Excluding impacts of U.S. Video and Vrio from both years, adjusted operating income totaled $30.5 billion12 compared to $32.4 billion in 2020.

Equity in net income (loss) of affiliates of $0.6 billion includes $0.6 billion from the DIRECTV investment for the five months after separation. With adjustment for a proportionate share of intangible amortization, adjusted equity in net income from the DIRECTV investment was $1.4 billion.13

2021 net income (loss) attributable to common stock was $19.9 billion, or $2.76 per diluted common share, versus ($5.4) billion, or ($0.75) per common share, in 2020. With adjustments for both years, earnings per diluted common share was $3.40 compared to $3.18 in 2020.

Cash from operating activities was $42.0 billion, down $1.2 billion year over year, including content spend of $19.2 billion, which was up $4.3 billion year over year. Capital expenditures were $16.5 billion for the year. Gross capital investment totaled $21.6 billion, which includes $4.6 billion of cash payments for vendor financing and excludes $0.5 billion of FirstNet reimbursements. Full-year free cash flow2, which includes $1.3 billion of distributions from DIRECTV classified as investing activities, was $26.8 billion for the year compared to $27.5 billion in 2020. The company’s free cash flow to total dividend payout ratio3 for the full year was 56%. Net debt increased by $8.7 billion in the year.

Communications Operational Highlights

Fourth-quarter revenues were $30.2 billion, up 2.4% year over year due to increases in Mobility and Consumer Wireline more than offsetting a decline in Business Wireline. Operating contribution was $6.5 billion, up 1.4% year over year, with operating income margin of 21.4%, compared to 21.6% in the year-ago quarter.

Mobility
•Revenues were up 5.1% year over year to $21.1 billion due to higher service and equipment revenues. Service revenues were $14.7 billion, up 4.6% year over year due to subscriber gains and the lapping of pandemic impacts on international roaming revenues. Equipment revenues were $6.5 billion, up 6.2% year over year, driven by increased sales of higher-priced smartphones.
•Operating expenses were $15.8 billion, up 5.1% year over year due to higher equipment costs, including 3G network shutdown costs of approximately $130 million, and higher HBO Max bundling costs, partially offset by lower marketing and support.
•Operating income was $5.4 billion, up 5.2% year over year. Operating income margin was 25.3%, flat with the year-ago quarter.
•EBITDA was $7.4 billion, up 4.3% year over year with EBITDA margin of 35.0%, down from 35.3% in the year-ago quarter. EBITDA service margin was 50.5%, compared to 50.6% in the year-ago quarter.
•Total net adds were 5.3 million including:

▪1,285,000 postpaid net adds, with
•884,000 postpaid phone net adds
•31,000 postpaid tablet and other branded computing device net adds
•370,000 other net adds
▪24,000 prepaid phone net adds
•Postpaid churn was 1.02% versus 0.94% in the year-ago quarter. Postpaid phone churn was 0.85% versus 0.76% in the year-ago quarter. Prepaid phone churn was less than 3% with Cricket substantially lower.
•Postpaid phone-only ARPU was $54.06, down 0.7% versus the year-ago quarter, due to the impacts of promotional discount amortization.

Business Wireline
•Revenues were $5.9 billion, down 5.6% year over year, partially due to the prior-year increase for pandemic-related connectivity, lower demand for legacy voice and data services, and a strategic decision to deemphasize non-core services.
•Operating expenses were $5.0 billion, down 4.8% year over year due to the impact of ongoing operational cost efficiencies.
•Operating income was $0.9 billion, down 10.0% with operating income margin of 15.2%, compared to 15.9% in the year-ago quarter.
•EBITDA was $2.2 billion, down 4.3% year over year with EBITDA margin of 37.5%, compared to 37.0% in the year-ago quarter.
•More than 675,000 U.S. business buildings are lit with fiber from AT&T, enabling high-speed fiber connections to more than 2.75 million U.S. business customer locations. Nationwide, more than 9.5 million business customer locations are on or within 1,000 feet of AT&T fiber.14

Consumer Wireline
•Revenues were $3.2 billion, up 1.4% year over year due to gains in broadband more than offsetting declines in legacy voice and data services and other services. Broadband revenues increased 5.4%, which reflects fiber subscriber growth and higher ARPU resulting from increases in higher-revenue fiber customers.
•Operating expenses were $3.0 billion, up 4.1% year over year largely driven by higher advertising, network and technology, and higher depreciation costs, partially offset by lower amortization of deferred fulfillment costs.
•Operating income was $201 million, down 26.9% year over year, with operating income margin of 6.4%, compared to 8.8% in the year-ago quarter.
•EBITDA was $1.0 billion, down 2.3% year over year with EBITDA margin of 31.3%, compared to 32.5% in the year-ago quarter.

•Total broadband and DSL subscriber net losses were 20,000, reflecting growth in fiber subscribers mostly offsetting losses in slower-speed services. Full-year 2021 fiber net adds totaled about 1.0 million, the fourth consecutive year in which the company added 1 million or more fiber subscribers. AT&T Fiber is marketed to about 16 million customer locations.

WarnerMedia Operational Highlights

Revenues were $9.9 billion, up 15.4% versus the year-ago quarter, driven by higher content and other revenues, including the partial recovery from prior-year impacts of the pandemic and higher subscription revenues, partially offset by lower advertising revenues. Subscription revenues were $3.8 billion, up 5.4%, primarily reflecting growth of HBO Max. Content and Other revenues were $4.4 billion, up 45.0%, driven by higher TV licensing and theatrical. Advertising revenues were $1.6 billion, down 12.9% when compared to the prior year due to lower audiences with tough comparisons to the prior year political environment.
•Operating expenses totaled $8.3 billion, up 38.0% when compared to the fourth quarter of 2020, driven by higher programming and marketing costs, and incremental selling costs associated with DIRECTV advertising revenue sharing arrangements.
•Operating contribution was $1.6 billion, down 37.8%. Operating income was $1.6 billion, down 37.9% year over year, as continued HBO Max investments and incremental advertising revenue sharing costs were partially offset by higher revenues and cost savings initiatives. Operating income margin was 16.0%, compared to 29.7% in the year-ago quarter.
•At the end of the quarter, there were 73.8 million global HBO Max and HBO subscribers, up 13.1 million year over year and up 4.3 million sequentially, driven by international as well as domestic retail subscriber gains. At the end of the quarter, there were 46.8 million domestic HBO Max and HBO subscribers versus 41.5 million in the year-ago quarter, up 5.3 million year over year. Domestic subscriber ARPU was $11.15.

Latin America Operational Highlights

Revenues were $1.1 billion, down 29.0% year over year due to the sale of Vrio on November 15, 2021. Operating contribution was ($80) million compared to ($167) million in the year-ago quarter reflecting ceasing depreciation on Vrio held-for-sale assets. Operating income margin was (7.4%), compared to (11.0%) in the prior-year quarter.

Mexico
•Revenues were $704 million, down 4.3% year over year primarily due to lower equipment revenues partially offset by increased growth in service revenues. Service revenues were $485 million, up 5.7% year over year, driven by a growing subscriber base and growth in other services. Equipment revenues were $219 million, down 20.9% year over year driven by lower volumes. Operating loss was ($117) million versus ($126) million in the year-ago quarter.
•Total wireless net adds were 889,000 including 858,000 prepaid net adds, 26,000 postpaid net adds, and 5,000 reseller net adds.

2022 Outlook
The company is planning to host a virtual analyst event in the first half of March. At that event, the company expects to provide additional insight and expectations for financial and operational performance of the Communications Company following the close of the pending WarnerMedia transaction, which the company now expects to close in the second quarter.

For the full year, including WarnerMedia and Xandr, the company expects:
•Consolidated revenue growth in the low-single digits range compared to 2021 consolidated revenues of $153.2 billion9, which excludes U.S. Video and Vrio.
•Adjusted EPS15 from $3.10 to $3.15.
•Gross capital investment1 in the $24 billion range with capital expenditures in the $20 billion range.
•2022 free cash flow16 in the $23 billion range.

For the full year, the company expects the contribution for WarnerMedia and Xandr to be:
•Revenues in the $37 to $39 billion range.
•EBITDA in the $6 to $7 billion range.
•Free cash flow16 of approximately $3 billion.

1Gross capital investment includes capital expenditures and cash payments for vendor financing and excludes FirstNet reimbursements. In 4Q21, gross capital investment included $0.6 billion in vendor financing payments and excluded $0.5 billion in FirstNet reimbursements. In 2021, gross capital investment included $4.6 billion in vendor financing payments and excluded $0.5 billion in FirstNet reimbursements. In 2022, vendor financing payments are expected to be in the $4 billion range.
2 Free cash flow is a non-GAAP financial measure that is frequently used by investors and credit rating agencies to provide relevant and useful information. In 4Q21, free cash flow is cash from operating activities of $11.3 billion, plus cash distributions from DIRECTV classified as investing activities of $1.3 billion, minus capital expenditures of $3.8 billion. In 2021, free cash flow is cash from operating activities of $42.0 billion, plus cash distributions from DIRECTV classified as investing activities of $1.3 billion, minus capital expenditures of $16.5 billion.
3 Free cash flow total dividend payout ratio is total dividends paid divided by free cash flow. For full-year 2021, dividends paid totaled $15.1 billion.
4EBITDA is operating income before depreciation and amortization. EBITDA margin is operating income before depreciation and amortization, divided by total revenues.
5EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.
6Global HBO Max and HBO subscribers consist of domestic and international HBO Max and HBO subscribers, and exclude free trials, basic and Cinemax subscribers.
7Domestic HBO Max and HBO subscribers consist of U.S. accounts with access to HBO Max (including wholesale subscribers that may not have signed in) and HBO accounts, and exclude free trials and Cinemax subscribers.
8Domestic subscriber ARPU is defined as domestic HBO Max and HBO subscriber revenues during the period divided by average domestic HBO Max and HBO subscribers during the period, excluding HBO Commercial and other bulk-billed revenues and subscribers during the period.

9 Operating Revenues, excluding impacts of the U.S. Video business and Vrio, of $40.6 billion for 4Q21 is calculated as Operating Revenues of $41.0 billion minus Vrio operating revenues of $0.4 billion. For full-year 2021, Operating Revenues, excluding impacts of the U.S. Video business and Vrio, of $153.2 billion is calculated as Operating Revenues of $168.9 billion minus Video operating revenues of $15.5 billion, minus Vrio operating revenues of $2.6 billion, plus WarnerMedia sales for content and advertising of $2.5 billion that are external after close of the transactions. Further information is included in our Form 8-K dated January 26, 2022.
10 Adjusted Operating Income is Operating Income adjusted for revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. Adjusted Operating Income for 4Q21 of $6.6 billion is calculated as Operating Income of $5.3 billion plus $1.3 billion of adjustments as detailed in the Discussion and Reconciliation of Non-GAAP Measures included in our Form 8-K dated January 26, 2022. Adjusted Operating Income for 2021 of $32.8 billion is calculated as Operating Income of $23.3 billion plus $9.5 billion of adjustments.
11Net Debt to adjusted EBITDA ratios are non-GAAP financial measures that are frequently used by investors and credit rating agencies to provide relevant and useful information. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt of $156.2 billion (Total Debt of $177.4 billion at December 31, 2021 less Cash and Cash Equivalents of $21.2 billion) by the sum of the most recent four quarters of Pro Forma Adjusted EBITDA of $48.5 billion ($12.5 billion for March 31, 2021; $12.2 billion for June 30, 2021; $12.5 billion for September 30, 2021; and $11.3 billion for December 31, 2021).
12Adjusted Operating Income, excluding impacts of the U.S. Video business and Vrio, of $30.5 billion for 2021 is calculated as Adjusted Operating Income of $32.8 billion minus $2.4 billion of adjustments to reflect the impacts of the July 31, 2021 U.S. Video separation and the November 15, 2021 Vrio sale. Further detail of these adjustments and information is included in our Form 8-K dated January 26, 2022.
13Adjusted equity in net income from DIRECTV investment is calculated as equity income from DIRECTV reported in Equity in Net Income (Loss) of Affiliates and excludes AT&T’s proportionate share of the noncash depreciation and amortization of fair value accretion from DIRECTV’s revaluation of assets and purchase price allocation.
14The more than 2.75 million U.S. business customer locations are included within the 9.5+ million U.S. business customer locations on or within 1,000 feet of AT&T fiber.
15The company expects adjustments to 2022 reported diluted EPS (that excludes impact of adoption of new accounting standards) to include merger-related amortization in the range of $1 billion per quarter (prior to close of the WarnerMedia-Discovery transaction) and other adjustments, the proportionate share of intangible amortization at the DIRECTV equity method investment in the range of $1.5 billion, a non-cash mark-to-market benefit plan gain/loss, and other items. The company expects the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. Our 2022 EPS depends on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between these projected non-GAAP metrics and the reported GAAP metrics without unreasonable effort.
16Free cash flow is cash from operating activities plus cash distributions from DIRECTV classified as investing activities, minus capital expenditures. Due to high variability and difficulty in predicting items that impact cash from operating activities, cash distributions from DIRECTV, and capital expenditures, the company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.

*About AT&T
AT&T Inc. (NYSE:T) is a diversified, global leader in telecommunications, media and entertainment, and technology. AT&T Communications provides more than 100 million U.S. consumers with communications and entertainment experiences across mobile and broadband. Plus, it serves high-speed, highly secure connectivity and smart solutions to nearly 3 million business customers. WarnerMedia is a leading media and entertainment company that creates and distributes premium and popular content to global audiences through its consumer brands, including: HBO, HBO Max, Warner Bros., TNT, TBS, truTV, CNN, DC Entertainment, New Line, Cartoon Network, Adult Swim and Turner Classic Movies. AT&T Latin America provides wireless services to consumers and businesses in Mexico.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2022 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

For more information, contact:
Fletcher Cook
AT&T Inc.
Phone: 214-912-8541
Email: fletcher.cook@att.com

Daphne Avila
AT&T Inc.
Phone: (972) 266-3866
Email: daphne.avila@att.com